FOR IMMEDIATE RELEASE

Contacts:
Investors                                      Media
Phelps Dodge                                   Phelps Dodge
Thomas M. Foster                               Susan M. Suver
(602) 234-8139                                 (602) 234-8003
Gregory W. Stevens
(602) 234-8166

Arthur Schmidt & Associates, Inc.              Sard Verbinnen & Co
Martin Zausner/Alan Weinstein/Joan Harper      George Sard/Paul Caminiti/
                                                 Debbie Miller
(212) 953-5555                                 (212) 687-8080

                  PHELPS DODGE WILL NOT RAISE OFFER FOR ASARCO
            --------------------------------------------------------

      PHOENIX, AZ, October 8, 1999 -- Phelps Dodge Corporation (NYSE: PD) today issued the following statement in response to the revised Grupo Mexico, S.A. de C.V. offer to acquire Asarco Incorporated (NYSE: AR) for $29.50 per share in cash:

      "Phelps Dodge took seriously the Asarco Board of Directors' request to submit best and final offers -- and we did exactly that. Phelps Dodge will not raise its offer for Asarco, and we're confident that shareholders of Phelps Dodge and Cyprus Amax will understand and appreciate the financial discipline behind our decision. We remain committed to shareholder value."

      Phelps Dodge Corporation is among the world's largest producers of copper. The company also is one of the world's largest producers of carbon black, one of the world's largest manufacturers of magnet wire, and has operations and investments in mines and wire and cable manufacturing facilities around the world. Phelps Dodge has operations in 28 countries.

STATEMENTS IN THIS PRESS RELEASE INCLUDE "FORWARD-LOOKING STATEMENTS" THAT EXPRESS EXPECTATIONS OF FUTURE EVENTS OR RESULTS. ALL STATEMENTS BASED ON FUTURE EXPECTATIONS RATHER THAN ON HISTORICAL FACTS ARE FORWARD-LOOKING STATEMENTS THAT INVOLVE A NUMBER OF RISKS AND UNCERTAINTIES, AND THE COMPANY CANNOT GIVE ASSURANCE THAT SUCH STATEMENTS WILL PROVE TO BE CORRECT. PLEASE REFER TO THE MANAGEMENT'S DISCUSSION AND ANALYSIS SECTIONS OF THE COMPANY'S REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1998.